Exhibit 3.19

CERTIFICATE OF FORMATION

OF

CONAGRA TRADE GROUP, LLC

This Certificate of Formation of CONAGRA TRADE GROUP, LLC (the “Company”) is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

1.                                                The name of the limited liability company is:

CONAGRA TRADE GROUP, LLC

2.                                                The registered office of the Company in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The registered agent in charge thereof at such address is THE PRENTICE-HALL CORPORATION SYSTEM, INC.

3.                                                The formation shall become effective at 11:57 p.m. on June 16, 2008.

IN WITNESS WHEREOF, the undersigned authorized person of the Company has caused this Certificate of Formation to be duly executed as of the 16th day of June, 2008.

CONAGRA FOODS, INC., Member/Authorized Person

By:	/s/ Leo A. Knowles
Leo A. Knowles, Senior Vice President